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Exhibit 21

SUBSIDIARIES OF U.S. HOME & GARDEN INC.


Name of Subsidiary                                     State of Incorporation
------------------                                     ----------------------

Easy Gardener, Inc.                                         Delaware

Golden West Agri-Products, Inc.                             California

Weatherly Consumer Products Group, Inc.*                    Delaware

Weatherly Consumer Products, Inc.+                          Delaware



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* Subsidiary of Easy Gardener, Inc.

+ Subsidiary of Weatherly Consumer Products Group, Inc